FORM 8-K

                          CURRENT REPORT

              Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934



                          Date of Report
                 (Date of earliest event reported)
                         March 30, 1999



                       US Airways Group, Inc.
                 (Commission file number: 1-8444)

                               and

                          US Airways, Inc.
                 (Commission file number: 1-8442)

    (Exact names of registrants as specified in their charters)



        Delaware               US Airways Group, Inc. 54-1194634
(State of incorporation        US Airways, Inc.       53-0218143
  of both registrants)       (I.R.S. Employer Identification Nos.)



                       US Airways Group, Inc.
              2345 Crystal Drive, Arlington, VA 22227
             (Address of principal executive offices)
                          (703) 872-5306
       (Registrant's telephone number, including area code)



                          US Airways, Inc.
              2345 Crystal Drive, Arlington, VA 22227
             (Address of principal executive offices)
                          (703) 872-7000
       (Registrant's telephone number, including area code)






Item 5. Other Events

     As detailed in the attached news release (see Exhibit 99), the board of directors of US Airways Group, Inc. (the "Company") has authorized the purchase from time to time in the open market or in privately negotiated transactions of up to an additional $500 million of the Company's outstanding common stock. As part of the same news release, the Company commented on its earnings per share expectations versus that of the First Call consensus for the quarter ended March 31, 1999 and for full year 1999.


Item 7.   Financial Statements and Exhibits

(c)  Exhibit

Designation                      Description
-----------                      -----------

    99              News release dated March 30, 1999 of
                    US Airways Group, Inc.


                            SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.


                              US Airways Group, Inc. (REGISTRANT)

Date: March 30, 1999      By: /s/ Thomas A. Mutryn
                              --------------------------------
                              Thomas A. Mutryn
                              Senior Vice President, Finance
                              Chief Financial Officer


                              US Airways, Inc. (REGISTRANT)

Date: March 30, 1999      By: /s/ Thomas A. Mutryn
                              --------------------------------
                              Thomas A. Mutryn
                              Senior Vice President, Finance
                              Chief Financial Officer








Exhibit 99

US AIRWAYS TO PURCHASE ADDITIONAL $500 MILLION IN STOCK, COMMENTS
                   ON 1st QUARTER & FULL YEAR

     ARLINGTON, Va., March 30, 1999 - The US Airways Group, Inc. board of directors has authorized the company to purchase an additional $500 million in common stock, to be effected from time to time in the open market or privately negotiated transactions.
 The company indicated that the share purchase was part of its continuing program to increase shareholder value.

     Since the first stock purchase program was authorized in January, 1998, the company has purchased 24.2 million shares of its common stock for a total expenditure of $1.4 billion. All but a small portion of the stock buyback programs previously authorized by the board has been completed.

     The company also indicated that its operations were impacted by the effects of severe weather along the East Coast during the first quarter. The weather caused an abnormally high number of cancellations, a situation that was compounded by the transitional effect of changing to new information technology systems. Notwithstanding these difficult conditions, the company said it expects to be in line with the current First Call consensus of $0.46 for first quarter earnings per share, excluding any non-recurring items. With operational performance steadily improving as the unusual harsh winter weather abates, the company also expects to be in line with the current First Call consensus forecast of $5.60 for full-year 1999 earnings per share.

     Certain of the information contained in this news release should be considered "forward-looking information" which is subject to a number of risks and uncertainties. The preparation of forward-looking information requires the use of estimates of future revenues, expenses, activity levels and economic and market conditions, many of which are outside the company's control. Among the specific factors that could cause actual results to differ materially from those set forth in the forward-looking information are the following: economic conditions, labor costs, aviation fuel costs, competitive pressures on pricing particularly from lower-cost competitors, weather conditions, government legislation, consumer perceptions of the company's product, demand for air transportation in

                              -more-


US Airways To Purchase Additional $500 Million
In Stock, Comments On 1st Quarter & Full Year
Page Two
March 30, 1999


the markets in which the company operates and risks listed from time to time in the company's reports to the U.S. Securities and Exchange Commission. Other factors and assumptions not identified above also were involved in the preparation of this forward-looking information, and the failure of such other factors and assumptions to be realized also may cause actual results to differ materially from those in this release. The company assumes no obligation to update such estimates to reflect actual results, changes in assumptions or changes in other factors affecting such estimates.

                                 -30-

NUMBER:  3606